Exhibit 99.1

Schnitzer Reports Third Quarter Fiscal 2021 Financial Results

Best Quarterly Operating Performance Since FY2008

Strong Sequential Improvement in Sales Volumes, with Ferrous Up 24%, Nonferrous Up 15% and Finished Steel Up 12%

Schnitzer Board Declares Quarterly Dividend

PORTLAND, Ore.--(BUSINESS WIRE)--June 30, 2021--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) today reported results for its third quarter of fiscal 2021 ended May 31, 2021.

Third Quarter Fiscal 2021 Highlights

  Diluted earnings per share from continuing operations of $2.16, compared to earnings per share of $1.54 in the second quarter of fiscal 2021 and a loss of ($0.18) per share in the third quarter of fiscal 2020
  Adjusted diluted earnings per share from continuing operations of $2.20, compared to adjusted diluted earnings per share of $1.51 in the second quarter of fiscal 2021 and $0.05 in the third quarter of fiscal 2020
  Net income of $65 million, compared to net income of $46 million in the second quarter of fiscal 2021 and a net loss of ($5) million in the third quarter of fiscal 2020
  Adjusted EBITDA of $97 million in the quarter, compared to adjusted EBITDA of $71 million in the second quarter of fiscal 2021 and $19 million in the third quarter of fiscal 2020

The Company’s performance during the third quarter of fiscal 2021 benefited from strong demand for recycled metals globally and for finished steel products on the West Coast, with ferrous, nonferrous and finished steel selling prices reaching multi-year highs during the quarter. In addition, results for the quarter reflected the operating leverage benefits from significantly higher ferrous, nonferrous and finished steel sales volumes sequentially.

Tamara Lundgren, Chairman and Chief Executive Officer, stated, “Our third quarter financial and operational results are Schnitzer’s best in over a decade. Our performance this quarter continued to benefit from both operating efficiencies gained from the implementation of our One Schnitzer organizational model and volume growth achieved from the execution of our strategic plan. Prices for recycled ferrous and nonferrous metals during the quarter rose to multi-year highs, with peaks and troughs in prices at respectively higher levels than we’ve seen in the past decade. The post-pandemic economic recovery and positive structural commodity trends are contributing to the higher price levels.”

Ms. Lundgren continued, “During the quarter, we began ramping up production on two of our new major advanced metal recovery technology systems, with additional systems on track for commissioning by the end of this calendar year. Extracting more nonferrous metals from our shredding activities is a significant value-added process and is directly aligned with global decarbonization and demand trends. Increasing the use of ferrous and nonferrous scrap in industrial production is a great example of how ‘old economy’ tools will lead the way to decarbonization of the new economy.”

Summary Results
($ in millions, except per share amounts)
	Three Months Ended			Nine Months Ended
	3Q21	2Q21	3Q20	2021	2020
Revenues	$821	$600	$403	$1,913	$1,248
Gross margin (total revenues less cost of goods sold)	$142	$113	$46	$328	$146
Gross margin (%)	17.4%	18.8%	11.5%	17.1%	11.7%
Selling, general and administrative expense	$62	$54	$46	$166	$139
Net income (loss)	$65	$46	$(5)	$126	$(7)
Net income (loss) per ferrous ton	$54	$47	$(5)	$39	$(2)
Diluted earnings (loss) per share from continuing operations attributable to SSI shareholders
Reported	$2.16	$1.54	$(0.18)	$4.23	$(0.29)
Adjusted(1)	$2.20	$1.51	$0.05	$4.31	$0.19
Adjusted EBITDA(1)	$97	$71	$19	$209	$57
Adjusted EBITDA per ferrous ton(1)	$80	$73	$20	$64	$20

Ferrous sales volumes (LT, in thousands)	1,215	977	927	3,245	2,891
Avg. net ferrous sales prices ($/LT)(2)	$400	$387	$233	$354	$237
Nonferrous sales volumes (pounds, in millions)(3)	156	136	123	430	391
Avg. nonferrous sales prices ($/pound)(2)(3)	$0.97	$0.83	$0.54	$0.82	$0.54
Finished steel average net sales price ($/ST)(2)	$802	$690	$633	$709	$633
Finished steel sales volumes (ST, in thousands)	153	136	124	423	366
Rolling mill utilization (%)	98%	88%	91%	94%	83%
LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds
(1)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(3)	Nonferrous sales volumes and average nonferrous prices excludes platinum group metals (PGMs) in catalytic converters.

Third Quarter Fiscal 2021 Financial Review and Analysis

The benefits from higher sales volumes and increased average selling prices for ferrous and nonferrous recycled metals and finished steel products led to an expansion in operating margins, reflected in net income per ferrous ton of $54 and adjusted EBITDA per ferrous ton of $80, a sequential increase from $47 and $73, respectively. The Company’s sequential performance also reflected seasonally higher revenues from retail sales and benefits from the execution of commercial initiatives and productivity improvements supported by the One Schnitzer operating platform. Third quarter operating results also included benefits from average inventory accounting of approximately $7 per ferrous ton compared to $10 per ferrous ton in the second quarter of fiscal 2021.

On a sequential basis, ferrous sales volumes were up 24% and nonferrous sales volumes were up 15%, both driven by strong global demand. Average ferrous and nonferrous net selling prices were up 3% and 17%, respectively. Finished steel sales volumes were up 12% and rolling mill utilization in the quarter was 98%. Average net selling prices for finished steel products were up 16%.

On May 22, 2021, the Company experienced a fire at its Cascade Steel Rolling Mill in McMinnville, Oregon. There were no injuries to personnel, and property loss or damage from the incident was limited to the mill’s melt shop. Given that the incident occurred near the end of the fiscal third quarter, there was no significant impact on the results of operations in the quarter.

Operating cash flow in the third quarter of fiscal 2021 was $53 million, as cash flows associated with increased profitability more than offset the increase in working capital requirements associated with higher volumes and prices. Capital expenditures were $22 million in the quarter, including investments in maintaining the business, environmental projects, advanced metal recovery technologies and other growth projects. Total debt at the end of the quarter was $154 million and debt, net of cash, was $136 million (for a reconciliation of adjusted results and debt, net of cash, to U.S. GAAP, see the table provided in the Non-GAAP Financial Measures section). The Company has a revolving credit facility of $700 million and CAD$15 million that matures in 2023. The Company’s effective tax rate for the third quarter of fiscal 2021 was an expense of 18%, lower sequentially due to benefits from higher Company financial performance and certain discrete tax items.

During the third quarter, the Company returned capital to shareholders through its 109th consecutive quarterly dividend.

Declaration of Quarterly Dividend

The Board of Directors declared a cash dividend of $0.1875 per common share, payable July 26, 2021 to shareholders of record on July 12, 2021. Schnitzer has paid a dividend every quarter since going public in November 1993.

Analysts’ Conference Call: Third Quarter of Fiscal 2021

A conference call and slide presentation to discuss results will be held today, June 30, 2021, at 11:30 a.m. Eastern and will be hosted by Tamara L. Lundgren, Chairman and Chief Executive Officer, and Richard Peach, Executive Vice President, Chief Financial Officer and Chief Strategy Officer. The call and the slide presentation will be webcast and accessible on the Company’s website under Company > Investors > Event Calendar at www.schnitzersteel.com/company/investors/event-calendar.

Summary financial data is provided in the following pages. The slide presentation and related materials will be available prior to the call on the above website.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 50 stores which sell serviceable used auto parts from salvaged vehicles and receive approximately 5 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	May 31, 2021	February 28, 2021	May 31, 2020	May 31, 2021	May 31, 2020
Revenues	$820,718	$600,111	$402,683	$1,912,936	$1,247,749
Cost of goods sold	678,297	487,025	356,217	1,585,416	1,101,497
Selling, general and administrative expense	61,887	54,142	45,544	165,935	138,744
(Income) from joint ventures	(950)	(454)	(309)	(2,131)	(698)
Asset impairment charges	—	—	2,227	—	4,321
Restructuring charges and other exit-related activities	104	814	2,710	982	7,810
Operating income (loss)	81,380	58,584	(3,706)	162,734	(3,925)
Interest expense	(1,383)	(1,224)	(2,656)	(4,387)	(5,399)
Other (loss) income, net	(114)	(242)	(90)	(521)	18
Income (loss) from continuing operations before income taxes	79,883	57,118	(6,452)	157,826	(9,306)
Income tax (expense) benefit	(14,401)	(11,469)	1,804	(31,589)	2,568
Income (loss) from continuing operations	65,482	45,649	(4,648)	126,237	(6,738)
(Loss) income from discontinued operations, net of tax	(46)	30	(69)	(58)	(40)
Net income (loss)	65,436	45,679	(4,717)	126,179	(6,778)
Net income attributable to noncontrolling interests	(1,801)	(1,091)	(278)	(3,852)	(1,329)
Net income (loss) attributable to SSI shareholders	$63,635	$44,588	$(4,995)	$122,327	$(8,107)

Net income (loss) per share attributable to SSI shareholders:
Basic:
Income (loss) per share from continuing operations	$2.27	$1.59	$(0.18)	$4.38	$(0.29)
Net income (loss) per share	$2.27	$1.59	$(0.18)	$4.38	$(0.29)
Diluted:
Income (loss) per share from continuing operations	$2.16	$1.54	$(0.18)	$4.23	$(0.29)
Net income (loss) per share	$2.15	$1.54	$(0.18)	$4.22	$(0.29)
Weighted average number of common shares:
Basic	28,047	27,991	27,724	27,948	27,653
Diluted	29,543	28,862	27,724	28,963	27,653
Dividends declared per common share	$0.1875	$0.1875	$0.1875	$0.5625	$0.5625

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)
				YTD
	1Q21	2Q21	3Q21	2021
Total ferrous volumes (LT, in thousands)(1)	1,053	977	1,215	3,245
Total nonferrous volumes (pounds, in thousands)(1)(2)	138,236	135,899	155,657	429,792
Ferrous selling prices ($/LT)(3)
Domestic	$242	$349	$395	$332
Foreign	$276	$399	$401	$360
Average	$269	$387	$400	$354
Ferrous sales volume (LT, in thousands)
Domestic	388	391	412	1,191
Foreign	665	586	803	2,054
Total	1,053	977	1,215	3,245
Nonferrous average price ($/pound)(2)(3)	$0.64	$0.83	$0.97	$0.82
Nonferrous sales volume (pounds, in thousands)(2)	138,236	135,899	155,657	429,792
Cars purchased (in thousands)(4)	78	80	91	249
Auto stores at period end	50	50	50	50
Finished steel average sales price ($/ST)(3)	$621	$690	$802	$709
Sales volume (ST, in thousands)
Rebar	94	103	106	303
Coiled products	39	32	47	118
Merchant bar and other	1	1	—	2
Finished steel products sold	134	136	153	423
Rolling mill utilization(5)	97%	88%	98%	94%
(1)	Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(2)	Excludes platinum group metals (“PGMs”) in catalytic converters.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	Cars purchased by auto parts stores only.
(5)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

					Fiscal Year
	1Q20	2Q20	3Q20	4Q20	2020(1)
Total ferrous volumes (LT, in thousands)(2)	976	988	927	1,063	3,954
Total nonferrous volumes (pounds, in thousands)(2)(3)	144,176	124,342	122,913	159,135	550,566
Ferrous selling prices ($/LT)(4)
Domestic	$196	$244	$222	$214	$220
Foreign	$229	$258	$236	$242	$241
Average	$222	$255	$233	$236	$237
Ferrous sales volume (LT, in thousands)
Domestic	363	379	312	375	1,429
Foreign	613	609	616	688	2,525
Total(5)	976	988	927	1,063	3,954
Nonferrous average price ($/pound)(3)(4)	$0.54	$0.55	$0.54	$0.56	$0.55
Nonferrous sales volume (pounds, in thousands)(3)	144,176	124,342	122,913	159,135	550,566
Cars purchased (in thousands)(6)	83	85	74	74	316
Auto stores at period end	51	51	49	50	50
Finished steel average sales price ($/ST)(4)	$643	$627	$633	$618	$630
Sales volume (ST, in thousands)
Rebar	83	86	85	105	358
Coiled products	29	42	39	34	144
Merchant bar and other	1	1	1	—	3
Finished steel products sold(5)	114	129	124	139	505
Rolling mill utilization(7)	85%	72%	91%	96%	86%
LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds
(1)	The sum of quarterly amounts may not agree to full year equivalent due to rounding.
(2)	Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(3)	Excludes platinum group metals (“PGMs”) in catalytic converters.
(4)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(5)	May not foot due to rounding.
(6)	Cars purchased by auto parts stores only.
(7)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(Unaudited)

	May 31, 2021	August 31, 2020
Assets
Current assets:
Cash and cash equivalents	$17,927	$17,887
Accounts receivable, net	266,007	139,147
Inventories	257,229	157,269
Other current assets	44,026	48,328
Total current assets	585,189	362,631
Property, plant and equipment, net	510,762	487,004
Operating lease right-of-use assets	132,987	140,584
Goodwill and other assets	256,800	239,708
Total assets	$1,485,738	$1,229,927

Liabilities and Equity
Current liabilities:
Short-term borrowings	$2,834	$2,184
Operating lease liabilities	20,462	19,760
Other current liabilities	273,408	201,720
Total current liabilities	296,704	223,664
Long-term debt, net of current maturities	150,939	102,235
Operating lease liabilities, net of current maturities	116,017	125,001
Other long-term liabilities	119,495	98,591
Total liabilities	683,155	549,491

Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	798,031	676,707
Noncontrolling interests	4,552	3,729
Total equity	802,583	680,436
Total liabilities and equity	$1,485,738	$1,229,927

Non-GAAP Financial Measures

This press release contains performance based on adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders, adjusted EBITDA and adjusted EBITDA per ferrous ton which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for business development costs not related to ongoing operations, charges related to non-ordinary course legal settlements, legacy environmental matters (net of recoveries), restructuring charges and other exit-related activities, asset impairment charges (recoveries), net, and the income tax (benefit) expense allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. We believe that presenting debt, net of cash is useful to investors as a measure of our leverage, as cash and cash equivalents can be used, among other things, to repay indebtedness. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders
($ per share)	Three Months Ended			Nine Months Ended
	3Q21	2Q21	3Q20	2021	2020
As reported	$2.16	$1.54	$(0.18)	$4.23	$(0.29)
Business development costs, per share	0.03	—	0.03	0.03	0.06
Charges related to legal settlements, per share(1)	0.01	—	—	0.01	—
Charges (recoveries) for legacy environmental matters, net, per share(2)	0.01	(0.08)	0.07	0.03	0.14
Restructuring charges and other exit-related activities, per share	—	0.03	0.10	0.03	0.28
Asset impairment charges (recoveries), net, per share	—	—	0.08	—	0.16
Income tax (benefit) expense allocated to adjustments, per share(3)	(0.01)	0.01	(0.06)	(0.02)	(0.15)
Adjusted(4)	$2.20	$1.51	$0.05	$4.31	$0.19

Reconciliation of adjusted EBITDA and adjusted EBITDA per ferrous ton
($ in millions)	Three Months Ended			Nine Months Ended
	3Q21	2Q21	3Q20	2021	2020
Net income (loss)	$65	$46	$(5)	$126	$(7)
Plus interest expense	1	1	3	4	5
Plus tax expense (benefit)	14	11	(2)	32	(3)
Plus depreciation and amortization	14	14	15	44	43
Plus business development costs	1	—	1	1	2
Plus restructuring charges and other exit-related activities	—	1	3	1	8
Plus (recoveries) charges for legacy environmental matters, net(1)	—	(2)	2	1	4
Plus asset impairment charges (recoveries), net	—	—	2	—	4
Adjusted EBITDA(3)	$97	$71	$19	$209	$57

Ferrous sales volume (LT, in thousands)	1,215	977	927	3,245	2,891
Adjusted EBITDA per ferrous ton sold ($/LT)	$80	$73	$20	$64	$20
LT = Long Ton, which is equivalent to 2,240 pounds
(1)

Charges related to legal settlements in the three and nine months ended May 31, 2021 relate to a claim with a utility provider for past charges, and in the three and nine months ended May 31, 2020 relate to the settlement of a wage and hour class action lawsuit.

(2)

Legal and environmental (recoveries) charges for legacy environmental matters, net of recoveries. Legacy environmental matters include (recoveries) charges related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.

(3)

Income tax allocated to the aggregate adjustments reconciling reported and adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders is determined based on a tax provision calculated with and without the adjustments.

(4)	May not foot due to rounding.

Reconciliation of debt, net of cash
($ in thousands)
	May 31, 2021	February 28, 2021	August 31, 2020
Short-term borrowings	$2,834	$2,372	$2,184
Long-term debt, net of current maturities	150,939	168,441	102,235
Total debt	153,773	170,813	104,419
Less: cash and cash equivalents	17,927	11,326	17,887
Total debt, net of cash	$135,846	$159,487	$86,532

Forward Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding the impact of pandemics, epidemics or other public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic; the impact of equipment upgrades, equipment failures and facility damage on production, including timing of repairs and resumption of operations; the Company’s outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; liquidity positions; our ability to generate cash from continuing operations; trends, cyclicality and changes in the markets we sell into; strategic direction or goals; targets; changes to manufacturing and production processes; the realization of insurance recoveries; the realization of deferred tax assets; planned capital expenditures; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; the potential impact of adopting new accounting pronouncements; the impact of labor shortages or increased labor costs; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Examples of these risks include: the impact of pandemics, epidemics or other public health emergencies, such as the COVID-19 pandemic; the impact of equipment upgrades, equipment failures and facility damage on production; potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; changing conditions in global markets including the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs we purchase; significant decreases in scrap metal prices; imbalances in supply and demand conditions in the global steel industry; reliance on third party shipping companies, including with respect to freight rates and the availability of transportation; inability to obtain or renew business licenses and permits; the impact of goodwill impairment charges; the impact of long-lived asset and equity investment impairment charges; failure to realize or delays in realizing expected benefits from investments in processing and manufacturing technology improvements; inability to achieve or sustain the benefits from productivity, cost savings and restructuring initiatives; inability to renew facility leases; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; increases in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under the agreement governing our bank credit facilities; the impact of consolidation in the steel industry; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of property tax increases or property tax rate changes; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Contacts

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@schn.com

Company Info:
www.schnitzersteel.com
ir@schn.com